Exhibit 99.1

Agilent Technologies, Inc. 5301 Stevens Creek Blvd. Santa Clara, California 95051 William P. Sullivan President and Chief Executive Officer

October 17, 2006

Dear Agilent Stockholders:

We are pleased to send you this Information Statement regarding the distribution of our remaining interest in Verigy Ltd. The Information Statement provides you with important information concerning:

•        the U.S. federal income tax treatment of the Verigy ordinary shares you will receive;

•        how we determined the number of shares you will receive;

•        how fractional shares will be treated;

•        a brief description of the background and business of Verigy; and

•        how you can obtain additional information about these matters.

We are confident that the distribution will benefit Agilent Technologies, Verigy and you, our stockholders. Thank you for your investment in Agilent Technologies.

Sincerely,

INFORMATION STATEMENT

SPIN-OFF OF VERIGY LTD.
THROUGH THE DISTRIBUTION BY AGILENT TECHNOLOGIES, INC.
OF 50,000,000 ORDINARY SHARES OF VERIGY LTD.

We are sending you this Information Statement because we are spinning off our Verigy Ltd. subsidiary to the holders of our common stock. We are effecting this spin-off by distributing .122435 of a Verigy ordinary share as a dividend on each outstanding share of Agilent common stock, amounting to 50,000,000 Verigy ordinary shares in total. The dividend will be distributed after market close on October 31, 2006, to holders of record of Agilent Technologies common stock at 5:00 p.m. Eastern time on October 16, 2006.

Verigy designs, develops, manufactures and sells advanced test systems and solutions for the semiconductor industry. In the third quarter of this year, we separated our semiconductor test solutions business from us and transferred it to Verigy. Following this separation, Verigy completed an initial public offering of approximately 15% of its ordinary shares. On September 20, 2006, our Board of Directors approved the distribution to our stockholders of the ordinary shares of Verigy held by us. Following the completion of this distribution, we will no longer own any shares of Verigy and Verigy will be a fully independent, publicly-traded company.

No vote or other action of Agilent stockholders is required in connection with the Verigy distribution. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the distribution, certain tax consequences of the distribution, Verigy and Verigy’s ordinary shares, for your information only. If you would like more information, please call our information agent, Georgeson, in the U.S., at 866-628-6020. Stockholders outside of the U.S. may contact Georgeson at 212-440-9800.

Neither the Securities and Exchange Commission nor any state securities regulators have approved the Verigy ordinary shares to be distributed to you pursuant to this distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is October 17, 2006.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On September 20, 2006, our Board of Directors approved the distribution of our interest in Verigy to the holders of Agilent Technologies’ common stock. To effect this distribution, our Board declared a dividend on Agilent Technologies common stock consisting of 50,000,000 Verigy ordinary shares. These shares represent approximately 85% of currently outstanding Verigy shares. The dividend will be distributed after market close on October 31, 2006, in the amount of .122435 of a Verigy ordinary share for each share of Agilent Technologies common stock outstanding on the record date as described below.

You will not be required to pay any cash or other consideration for the Verigy ordinary shares distributed to you, nor will you have to surrender or exchange your shares of Agilent common stock to receive the dividend of Verigy ordinary shares.

The Number of Shares You Will Receive

For each share of Agilent common stock that you owned at 5:00 p.m. Eastern time on October 16, 2006, the record date, you will be entitled to receive that number of Verigy ordinary shares equal to the quotient obtained by dividing the total number of Verigy ordinary shares to be distributed by the number of shares of Agilent Technologies common stock outstanding at 5:00 p.m. Eastern time on the record date. Thus, the following equation determines the number of Verigy ordinary shares you will be entitled to receive for each share of Agilent Technologies common stock you hold:

Total number of shares of Verigy to be distributed		50,000,000
——————————————————	=	—————————	=	.122435
Number of shares of Agilent Technologies common stock outstanding as of 5:00 p.m., Eastern time on the record date		408,376,999

Based on the number of shares of Agilent Technologies common stock outstanding as of 5:00 p.m. Eastern time on October 16, 2006, you will be entitled to receive .122435 of a Verigy ordinary share for each share of Agilent Technologies common stock you owned at 5:00 p.m. Eastern time on the record date. You will be entitled to receive whole shares of Verigy plus a cash payment in lieu of any fractional share of Verigy to which you are entitled, as further described under the heading “When and How You Will Receive the Dividend.”

Trading Between The Record Date And Distribution Date

Between the record date and market close on October 31, 2006, the distribution date, we expect that there will be two markets in Agilent Technologies common stock, a “regular way” market and a “when distributed” (or “ex-dividend”) market. Shares that trade on the regular way market will trade with an entitlement to ordinary shares of Verigy distributed in the distribution. Shares that trade on the when distributed market will trade without an entitlement to ordinary shares of Verigy distributed in the distribution. Therefore, if you owned shares of Agilent Technologies common stock at 5:00 p.m. Eastern time on the record date and sell those shares on the regular way market prior to market close on October 31, 2006, the distribution date, you will also be selling the right to receive the Verigy ordinary shares that would have been distributed to you. If you sell those shares of Agilent Technologies common stock on the when distributed market prior to the distribution date, you will still receive the Verigy ordinary shares that were to be distributed to you pursuant to your ownership of the shares of Agilent Technologies common stock as of the record date.

Furthermore, between the record date and market close on the distribution date, we expect there will be a “when distributed” market in Verigy ordinary shares. This will be a market for Verigy ordinary shares that will be distributed to Agilent Technologies stockholders on the distribution date. If you owned shares of Agilent Technologies common stock at 5:00 p.m. Eastern time on the record date, then you are entitled to shares of Verigy distributed pursuant in the distribution. You may trade this entitlement to shares of Verigy, without trading the shares of Agilent Technologies common stock you own, on the when-distributed trading market in Verigy ordinary shares.

When and How You Will Receive the Dividend

We will distribute the dividend after market close on October 31, 2006 by releasing our ordinary shares of Verigy to Computershare Investor Services L.L.C., our transfer and disbursing agent. As of 5:00 p.m. Eastern time on October 31, 2006 the transfer agent will cause to be registered in your name or in the “street name” of your bank or brokerage firm the ordinary shares of Verigy to which you are entitled.

Registered Holders.   If you are the registered holder of Agilent common stock and hold your Agilent common stock in either certificated form or book-entry form, the ordinary shares of Verigy distributed to you will be registered in your name and you will become the record holder of that number of ordinary shares of Verigy.

“Street Name” Holders.   Many Agilent stockholders have their common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm is the registered holder that holds the stock on your behalf. The Verigy ordinary shares being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account for the ordinary shares of Verigy that you receive in the distribution. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your ordinary shares of Verigy posted to your account.

Fractional Shares.   The transfer agent will not deliver any fractional shares of Verigy in connection with the distribution nor will your bank or broker, if you are a “street name” stockholder, credit your account with a fractional ordinary share of Verigy. If you are entitled to a fractional ordinary share of Verigy, the transfer agent will aggregate your fractional share with the fractional shares of each other stockholder and sell them through a broker-dealer, which is unaffiliated with either us or Verigy, in the open market at the then prevailing prices on behalf of you and other such holders who would otherwise be entitled to receive a fractional share. You will then receive a check in the amount of your pro rata share of the total net proceeds of that sale.

Direct Registration System for Registered Holders.   Verigy ordinary shares will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your ordinary shares of Verigy will be automatically mailed to you. Under the direct registration system, instead of receiving share certificates, you will receive a distribution statement reflecting your ownership interest in Verigy ordinary shares. If at any time you want to receive a physical certificate evidencing your shares of Verigy, you may do so by contacting the Verigy transfer agent and registrar. The Verigy transfer agent and registrar will begin mailing distribution statements reflecting your ownership of Verigy ordinary shares promptly after the distribution. If you are entitled to cash in lieu of a fractional share of Verigy, a check will be mailed to you shortly after the distribution.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to us, Verigy and U.S. Holders (as defined below) of Agilent common stock of the distribution of Verigy ordinary shares to the U.S. Holders. This summary is not a complete description of those consequences and, in particular, may not address U.S. federal income tax considerations that affect the treatment of a U.S. Holder that acquired Agilent Technologies common stock as compensation, a U.S. Holder subject to special treatment under the Internal Revenue Code (for example, insurance companies, financial institutions, dealers in securities or tax-exempt organizations), or a “significant distributee” within the meaning of Treasury regulations under Section 355 of the Internal Revenue Code. Your individual circumstances may affect the tax consequences of the distribution of Verigy ordinary shares to you. In addition, no information is provided with respect to tax consequences under applicable foreign, state, local or other laws, other than U.S. federal income tax laws. Further, this summary is based upon provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings and judicial decisions in effect as of the date of this Information Statement. Future legislative, administrative or judicial changes or interpretations could affect the accuracy of the statements set forth herein, and could apply retroactively. You are advised to consult your own tax advisor as to the specific tax consequences of the distribution of Verigy ordinary shares to you.

For purposes of this summary a “U.S. Holder” is a beneficial owner of Agilent common stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, as well as certain electing trusts. If a partnership holds Agilent common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership holding Agilent common stock should consult its tax advisor.

Tax-Free Status of the Distribution.   Assuming that Agilent common stock is a capital asset in the hands of a U.S. Holder on the distribution date, we believe that:

•       Except for any cash received in lieu of a fractional Verigy ordinary share, a U.S. Holder will not recognize any income, gain or loss as a result of the receipt of Verigy ordinary shares in the distribution.

•       A U.S. Holder’s holding period for Verigy ordinary shares received in the distribution will include the period for which that stockholder’s Agilent common stock was held.

•       A U.S. Holder’s tax basis for Verigy ordinary shares received in the distribution will be determined by allocating a portion of the pre-distribution basis in the holder’s Agilent common stock to the Verigy ordinary shares received in the distribution. The allocation will generally be computed by multiplying the U.S. Holder’s pre-distribution basis in the holder’s Agilent common stock by the ratio of (i) the aggregate fair market value of the Verigy ordinary shares received in the distribution, over (ii) the aggregate fair market value of the holder’s Agilent common stock (determined after the distribution) and the Verigy ordinary shares received in the distribution. The U.S. Holder’s pre-distribution basis in the holder’s Agilent common stock will be decreased by the portion allocated to the Verigy ordinary shares.

•       The receipt of cash in lieu of a fractional Verigy ordinary share will be treated as a sale of the fractional ordinary share, and a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received and the shareholder’s basis in the fractional ordinary share, as determined above. The gain or loss will generally be long-term capital gain or loss if the holding period for the fractional Verigy ordinary share, as determined above, is more than one year.

We expect to receive prior to the distribution an opinion from outside legal counsel to the effect that for U.S. federal income tax purposes the distribution will be tax free to Agilent stockholders and, subject to Section 367 of the Internal Revenue Code, to Agilent. However, such opinion will not be binding on the Internal Revenue Service. The opinion will be subject to qualifications and assumptions and will be based on certain representations made by us and Verigy. If any of the assumptions or representations is untrue for any reason, the conclusions in the opinion could be rendered inaccurate. We have not applied for a private letter ruling from the U.S. Internal Revenue Service stating that the distribution of Verigy ordinary shares to Agilent stockholders will be tax free for us or to our stockholders for U.S. federal income tax purposes, and there can be no assurance that the Internal Revenue Service will not assert that the distribution is taxable. If the distribution was held to be taxable, the above consequences would not apply and both Agilent and our stockholders could be subject to tax.

INFORMATION ABOUT VERIGY

Overview of Verigy

Verigy designs, develops, manufactures and sells advanced test systems and solutions for the semiconductor industry. Verigy offers a single platform for each of the two general categories of devices being tested: the V93000 Series platform, designed to test System-on-a-Chip (SOC), System-in-a-Package (SIP) and high-speed memory devices, and the V5000 Series platform, designed to test memory devices, including flash memory and multi-chip packages. Verigy’s products are well-equipped to address the growing challenges in today’s semiconductor market.

The design and manufacture of semiconductor devices is a complex and capital-intensive multi-step process, involving many different types of equipment to manufacture, assemble and test semiconductor devices. Semiconductor designers and manufacturers are under increasing pressure to bring high quality and increasingly complex integrated circuits, or ICs, to market faster and at lower cost. Semiconductor test equipment plays an important role in enabling semiconductor designers and manufacturers to lower their overall costs and get products to market quickly in addition to improving the quality and reliability of the end product. As a direct result of the increasing pressure placed on semiconductor designers and manufacturers, semiconductor test equipment and services suppliers are facing new challenges in meeting their needs.

Verigy is well-positioned to meet the challenges posed by semiconductor designers and manufacturers. More than a decade ago, it introduced the concept of a scalable and flexible platform architecture for semiconductor testing. Verigy’s advanced SOC/SIP/high-speed memory and memory test solutions provide optimal combinations of flexibility, cost and performance to a wide range of designers and manufacturers in the semiconductor industry at all stages of bringing a semiconductor product to market, from design to production prototype to high-volume manufacturing. The key elements of Verigy’s solutions are:

Scalability.   Verigy’s test platforms are scalable in a number of ways, across different frequency ranges, different pin counts and different numbers of devices. This scalability allows semiconductor designers and manufacturers considerable flexibility in selecting the right test solution to meet their needs at an optimal level of capital investment. Verigy’s test platforms’ scalability, combined with their speed and ease of reconfiguration, enables customers to reduce their long-term capital equipment requirements and minimize manufacturing downtime.

Flexibility.   The flexibility of Verigy’s test platforms allows a single test system to test a wide range of applications for semiconductor devices and support a number of advanced test methodologies, such as built-in self test, design-for-test, reduced pin count test and concurrent test. The support and enhancements offered enable customers to implement a broad range of application tests tailored to their needs. Because Verigy’s test platforms are able to run tests for a significant number of different applications, customers are able to conduct a broad range of tests on their semiconductor devices without having to move devices to different test systems.

Advanced, innovative test technology.   Verigy continually develops advanced technology solutions in order to assist customers in bringing to market increasingly complex products in a cost effective and timely manner. Verigy has a legacy of introducing new and innovative designs to market, which include the development of scalable platforms for both SOC/SIP/high-speed memory and memory test through our “tester-per-pin” and “tester-per-site” architectures, the test processors utilizing high performance application-specific integrated circuits, or ASICs, and liquid cooling technology for test system hardware.

Global delivery of expert application knowledge.   Verigy offers customers a worldwide professional staff of highly trained applications engineers that provide a high level of technical expertise to assist customers as they develop specific test applications for their semiconductor devices. Verigy’s expertise spans a broad range of semiconductor devices, including chipsets and graphics, wireless and wired communication, flash memory, video and audio, high-speed memory and complex multi-chip memory packages. Verigy also produces leading-edge innovative test technologies and deliver, on a global basis, expertise across a wide range of applications to assist customers in quickly delivering new feature-rich products to the market.

Lowered overall cost of test for customers.   Verigy’s platforms have been designed to be versatile and reconfigurable, which provide customers with a lower overall cost of test when compared to single-purpose test platforms. As test requirements change, customers have the flexibility to upgrade the capabilities of their test equipment to meet those future needs without having to purchase completely new systems. Additionally, Verigy’s ability to provide innovative solutions and technical expertise across a wide variety of applications helps customers optimize test equipment performance for the specific semiconductor device being tested, which reduces test times and increases both yield and cost efficiencies.

Shortened time-to-market.   In order for customers to achieve fast time-to-market, they require scalable and flexible test platforms and application expertise and support at each stage of the manufacturing process. Verigy provides scalable and flexible test platforms based on established architectures, which customers are able to change and reconfigure quickly to address new test technologies. Highly trained applications engineers provide support for the development of test strategies, test applications analysis and optimization and test equipment utilization for customers. Verigy’s platforms allow customers to achieve a shorter time-to-market than they would using single-purpose test platforms.

Verigy has a broad installed customer base, having sold over 1,300 V93000 Series systems and over 2,000 Versatest Series systems to a wide range of customers, including integrated device manufacturers, test subcontractors and fabless design companies. Verigy sells its products and services directly to these customers through a direct worldwide sales team that has substantial experience and technical expertise in the SOC/SIP/high-speed memory and memory test markets.

Background of the Separation of Verigy from Agilent Technologies

In August 2005, we announced a series of actions, including a plan to spin-off our semiconductor test solutions business, intended to enhance our focus on our measurement business. Verigy Ltd. was organized in January 2006 as our wholly owned subsidiary. On May 31, 2006, we entered into a Master Separation and Distribution Agreement with Verigy providing (together with other related agreements) for the transfer of substantially all of the assets and liabilities of our semiconductor test solutions segment to Verigy, an initial public offering of Verigy, and the distribution.

On June 1, 2006, we completed the transfer of substantially all of the assets and liabilities of our semiconductor test solutions segment to Verigy. During June and July of 2006, Verigy sold a total of 8,651,559 of its ordinary shares in an initial public offering. After the completion of the initial public offering, we owned approximately 85% of the outstanding shares of Verigy. On September 20, 2006, our Board of Directors approved the distribution of Verigy ordinary shares owned by us to the holders of our common stock. After the distribution is completed, we will no longer own any shares of Verigy and Verigy will be a fully independent, publicly-traded company.

INFORMATION ABOUT VERIGY ORDINARY SHARES

As of the date of this information statement, Verigy’s issued share capital consists of 58,651,559 ordinary shares. Verigy currently has only one class of shares, ordinary shares, which have identical rights in all respects and rank equally with one another. There is a provision in Verigy’s articles of association to enable Verigy in specified circumstances to issue shares with preferential, deferred or other special rights or restrictions as Verigy’s directors may determine, subject to the provisions of the Singapore Companies Act and the articles of association. All shares presently issued are fully paid and existing holders of ordinary shares are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, any holder of Verigy ordinary shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of Verigy in such holder’s capacity solely as a holder of such ordinary shares. We believe that this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporations laws. All shares are in registered form. Verigy cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of Verigy ordinary shares. For a more complete description of Verigy’s ordinary shares, you should review Verigy’s articles of association. See “Where You Can Find Additional Information” for instructions on how to obtain this document.

Verigy ordinary shares are currently listed on the Nasdaq Global Select Market under the symbol “VRGY”.

The transfer agent and registrar for Verigy ordinary shares is Computershare Investor Services L.L.C. You may contact the transfer agent and registrar at the address set forth below or at its toll free number 800-431-7723. Stockholders outside the United States and Canada may contact the transfer agent and registrar by calling 312-360-5193. You can also contact Computershare via the internet at www.computershare.com. All written correspondence should be sent to Computershare Investor Services L.L.C., P. O. Box 43078, Providence, RI 02940-3078.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Verigy and Agilent are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, including financial statements. Verigy has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Verigy, we urge you to read Verigy’s reports filed with the SEC.

You may read and obtain copies (at prescribed rates) of Agilent’s and Verigy’s reports at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may also obtain these reports at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Verigy and Agilent Technologies each maintain a website that offers additional information about each company.

•       Visit Verigy’s investor website at investor.verigy.com.

•       Visit our investor website at www.investor.agilent.com.